Eventbrite Reports First Quarter 2024 Financial Results
First quarter revenue of $86.3 million grew 11% year-over-year
Marketplace revenue from non-ticketing sources exceeded 13% of first quarter revenue
Consumer reach extended to over 27 million with total ticket volume of 65.8 million in Q1

5/2/2024
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the first quarter ended March 31, 2024. The First Quarter 2024 Shareholder Letter can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“Eventbrite delivered solid financial results in the quarter and made great progress in executing our consumer marketplace strategy,” said Julia Hartz, Co-Founder and Chief Executive Officer. We are providing powerful marketing tools to our creators while building on our trusted brand in the live experiences community. We believe we are well positioned to reaccelerate top-line growth and meet our financial goals as the year progresses.”

First Quarter 2024 Highlights
•Net Revenue of $86.3 million, up 11% year over year. Marketplace-related revenue from organizer fees and Eventbrite Ads grew to over 13% of total net revenue.
•Total free and paid ticket volume of 65.8 million tickets across 1.4 million events.
•Gross Margin of 71.0% vs 66.1% a year ago.
•Net loss of $4.5 million compared to net loss of $12.7 million in the same period last year.
•Adjusted EBITDA of $10.4 million, which includes $0.1 million of restructuring charges, Net Loss Margin of (5.2%), and Adjusted EBITDA margin of 12.1%1.

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results are in the table below (in thousands, except percentages, unaudited):

	Three Months Ended March 31,
	2024	2023	% Change
Gross ticket sales	$853,749	$906,433	(6)%
Net revenue	$86,252	$77,914	11%
Gross profit	$61,220	$51,519	19%
Gross profit margin	71%	66%
Net income (loss)	$(4,490)	$(12,686)	(65)%
Net income (loss) margin	(5)%	(16)%
Adjusted EBITDA (non-GAAP)	$10,413	$2,142	386%
Adjusted EBITDA margin (non-GAAP)	12%	3%

Operating Highlights
The key operating metrics of our business are summarized below (in thousands, except average ticket value, unaudited):

	Three Months Ended March 31,
	2024	2023	% Change
Total tickets	65,820	74,232	(11)%
Paid tickets	21,216	23,178	(8)%
Total events	1,393	1,523	(9)%
Paid events	524	533	(2)%
Total creators	345	381	(9)%
Paid creators	170	172	(1)%
Average ticket value (ATV)	$40.24	$39.14	3%
Total ticket buyers	27,650	31,593	(12)%

Business Outlook
The company expects second quarter 2024 revenue to be in the range of $84 to $87 million and $360 million to $371 million for fiscal year 2024. Adjusted EBITDA margin is expected to be in the low- to mid-teens for the full year 2024, excluding the impact of restructuring costs, reserve adjustments, and other items.

Earnings Webcast Information
Event: Eventbrite First Quarter 2024 Earnings Conference Call
Date: Thursday, May 2, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.
About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming how people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million events in 2023, Eventbrite is where people worldwide discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com.
Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s business model and investments to support growth, including the impact on results; the Company’s expectations regarding the development of its platform and products; the Company’s long-term growth strategy, creator growth, pursuit of profitability, and value creation; the Company’s expectations with respect to its operating model; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.
Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$579,940	$489,200
Funds receivable	35,290	48,773
Short-term investments, at amortized cost	113,703	153,746
Accounts receivable, net	3,314	2,814
Creator signing fees, net	651	634
Creator advances, net	5,626	2,804
Prepaid expenses and other current assets	11,276	13,880
Total current assets	749,800	711,851
Creator signing fees, noncurrent	1,282	1,303
Property and equipment, net	10,989	9,384
Operating lease right-of-use assets	1,100	177
Goodwill	174,388	174,388
Acquired intangible assets, net	11,223	13,314
Other assets	3,375	2,913
Total assets	$952,157	$913,330
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$356,863	$303,436
Accounts payable, trade	651	1,821
Chargebacks and refunds reserve	8,718	8,088
Accrued compensation and benefits	8,746	17,522
Accrued taxes	7,136	8,796
Operating lease liabilities	1,937	1,523
Other accrued liabilities	19,505	16,425
Total current liabilities	403,556	357,611
Accrued taxes, noncurrent	4,362	4,526
Operating lease liabilities, noncurrent	1,922	1,768
Long-term debt	358,194	357,668
Total liabilities	768,034	721,573
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,019,101	1,007,190
Treasury stock at cost	(15,055)	—
Accumulated deficit	(819,924)	(815,434)
Total stockholders’ equity	184,123	191,757
Total liabilities and stockholders’ equity	$952,157	$913,330

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$86,252	$77,914
Cost of net revenue	25,032	26,395
Gross profit	61,220	51,519
Operating expenses:
Product development	26,684	26,564
Sales, marketing and support	20,869	17,060
General and administrative	21,237	21,718
Total operating expenses	68,790	65,342
Loss from operations	(7,570)	(13,823)
Interest income	7,407	5,453
Interest expense	(2,800)	(2,752)
Other income (expense), net	(1,253)	(953)
Loss before income taxes	(4,216)	(12,075)
Income tax provision	274	611
Net loss	$(4,490)	$(12,686)
Net loss per share, basic and diluted	$(0.05)	$(0.13)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	99,109	99,503

Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(4,490)	$(12,686)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,594	3,531
Stock-based compensation expense	13,962	12,094
Amortization of debt discount and issuance costs	526	498
Unrealized (gain) loss on foreign currency exchange	(1,222)	(1,133)
Accretion on short-term investments	(1,877)	(1,552)
Non-cash operating lease expenses	133	1,875
Amortization of creator signing fees	194	210
Changes related to creator advances, creator signing fees, and allowance for credit losses	423	(727)
Provision for chargebacks and refunds	5,046	4,717
Other	155	314
Changes in operating assets and liabilities
Accounts receivable	(899)	(543)
Funds receivable	13,668	17,835
Creator signing fees and creator advances	(3,036)	665
Prepaid expenses and other assets	2,142	(237)
Accounts payable, creators	52,002	57,699
Accounts payable	(1,151)	(125)
Chargebacks and refunds reserve	(4,416)	(4,621)
Accrued compensation and benefits	(8,776)	142
Accrued taxes	(2,020)	(4,580)
Operating lease liabilities	(488)	(1,058)
Other accrued liabilities	7	2,848
Net cash provided by operating activities	63,477	75,166
Cash flows from investing activities
Purchases of short-term investments	(84,113)	(94,679)
Maturities of short-term investments	126,033	—
Purchases of property and equipment	(316)	(286)
Capitalized internal-use software development costs	(2,257)	(1,484)
Net cash provided by (used in) investing activities	39,347	(96,449)
Cash flows from financing activities
Repurchase of common stock	(12,010)	—
Proceeds from exercise of stock options	—	463
Taxes paid related to net share settlement of equity awards	(2,612)	(1,822)
Principal payments on finance lease obligations	—	(1)
Net cash used in financing activities	(14,622)	(1,360)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,538	1,797
Net increase in cash, cash equivalents and restricted cash	90,740	(20,846)
Cash, cash equivalents and restricted cash
Beginning of period	489,200	540,174
End of period	$579,940	$519,328

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss(1)	$(4,490)	$(12,686)
Add:
Depreciation and amortization	3,594	3,515
Stock-based compensation	13,962	12,094
Interest income	(7,407)	(5,453)
Interest expense	2,800	2,752
Employer taxes related to employee equity transactions	427	356
Other (income) expense, net	1,253	953
Income tax provision (benefit)	274	611
Adjusted EBITDA	$10,413	$2,142

Net revenue	$86,252	$77,914
Adjusted EBITDA margin	12%	3%

(1) Net Loss and Adjusted EBITDA includes restructuring and other costs totaling $0.1 million in the first quarter of 2024 and $7.9 million in the first quarter of 2023.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.
Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.
Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss), net income (loss) margin and our other GAAP results.